Exhibit 99.1

	Contact:	Richard T. Riley
Chief Executive Officer
(781) 251-4700
\FOR IMMEDIATE RELEASE\
Paul McMahon
Director of Corporate Communications
(781) 251-4130

LOJACK CORP. NAMES RONALD V. WATERS, III PRESIDENT AND COO

Company Elects Rory J. Cowan as New Director

Westwood, MA, February 14, 2007—LoJack Corporation (NASDAQ NMS: “LOJN”) announced today the appointment of Ronald V. Waters, III as President and Chief Operating Officer and member of the Board of Directors.

In announcing the appointment, Richard T. Riley, Chairman and Chief Executive Officer said, “Ron’s strong background in consumer product marketing, his experience with global market expansion and his in depth understanding of global operations and corporate administration will be valuable assets as LoJack continues to expand its international operations, increase its penetration of the new car market in the United States and develop products for new markets here and abroad.”

      Mr. Waters most recently served as Chief Operating Officer for the Wm. Wrigley Jr. Company. He joined the company in 1999 as the Chief Financial Officer and held that position until 2003, when he was promoted to Chief Operating Officer. Prior to joining the Wm. Wrigley Company, Mr. Waters held several senior executive positions of increasing responsibility with The Gillette Company and KPMG International.

Also, joining the LoJack Board as a new director is Rory J. Cowan. Mr. Cowan is Chief Executive Officer and Chairman of the Board of Lionbridge Technologies, Inc., which he founded in 1996. Prior to founding Lionbridge, Mr. Cowan was Executive Vice President and member of the Management Committee for R.R. Donnelly & Sons. He was also Chief Executive Officer of Stream International, Inc., a division of R.R. Donnelley & Sons.

In announcing the appointment, Mr. Riley said, “We are quite pleased to have Rory join our Board of Directors. He brings a broad background of business experience with a particular focus on doing business globally. He will be a strong addition to the Board as LoJack continues to expand internationally.”

With the addition of Mr. Waters and Mr. Cowan, the LoJack Board of Directors will be comprised of six independent members and two corporate officers.

About LoJack

LoJack Corporation, the premier worldwide marketer of wireless tracking and recovery systems for valuable mobile assets, is the undisputed leader in global stolen vehicle recovery. Its Stolen Vehicle Recovery System delivers a better than 90% success rate and has helped recover more than $4 billion in global stolen assets. The system is uniquely integrated into law enforcement agencies in the United States that use LoJack's in-vehicle tracking equipment to recover stolen assets, including cars, trucks, commercial vehicles, construction equipment and motorcycles. LoJack operates in 26 states and the District of Columbia, representing areas of the country with the greatest population density, and highest number of new vehicle sales and incidence of vehicle theft. In addition, LoJack technology is utilized by law enforcement and security organizations in more than 28 countries throughout Europe, Africa and Latin America. Boomerang Tracking, Inc., the dominant marketer of stolen vehicle recovery technology in Canada operates as a wholly owned subsidiary of LoJack Corporation.

From time to time, information provided by the company or statements made by its employees may contain “forward-looking” information, which involve risks and uncertainties. Any statements in this news release that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and growth of the company’s market and customers, the company’s objectives and plans for future operations and products and the company’s expected liquidity and capital resources). Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: the continued and future acceptance of the company’s products and services; the effectiveness of the company’s marketing initiatives; the rate of growth in the industries of the company’s customers; the presence of competitors with greater technical, marketing, and financial resources; the company’s ability to promptly and effectively respond to technological change to meet evolving customer needs; the extent of the company’s use of third party installers and distributors; capacity and supply constraints or difficulties; the company’s ability to successfully expand its operations and changes in general economic or geopolitical conditions. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the company, reference is made to the company’s Annual Report on Form 10-K for the year ended December 31, 2005.

The company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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